UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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ATMEL CORPORATION

(Name of Registrant as Specified In Its Charter)

GEORGE PERLEGOS

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The following press release was issued on May 18, 2007.

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold/Andrew Cole: 415-618-8750

INDEPENDENT NOMINEES COMMENT ON VOTING
AT ATMEL SPECIAL SHAREHOLDER MEETING

San Jose, Calif., May 18, 2007 – The Independent Nominees to the Board of Directors of Atmel Corporation (Nasdaq: ATML) (the “Independent Nominees”) today commented on the voting at the Special Meeting of Atmel Shareholders held in San Jose earlier today.

“We appreciate the feedback on our plan for Atmel from shareholders and have been encouraged by the supportive comments from those with whom we spoke over the last two months. We remain convinced that more independence, oversight and diversity of expertise is needed on the Atmel board and agree with Institutional Shareholder Services’ recommendation in this regard.

“In the final weeks before the vote, Atmel began to make vague promises regarding a new strategic direction for the Company. It is interesting that it took the onset of our Special Meeting for the incumbent directors to admit that there were serious unaddressed strategic and operating issues at the Company. We have doubts that the incumbents will follow through on their plan. We also continue to question whether they are capable of delivering the value that Atmel shareholders deserve, and believe that, without drastic action, Atmel’s financial results will continue to deteriorate.

“One point is clear: conglomerates get – and deserve – conglomerate multiples. Atmel shareholders, on the other hand, should reap the economic benefit of owning a pure-play microcontroller company. The incumbents’ plan will not deliver it.

“We also are particularly dismayed by the repeated and unwarranted personal attacks that the incumbent board has levied against both Mr. Perlegos and the Independent Nominees. These attacks did a disservice to Atmel shareholders by distracting them from the important strategic issues facing the Company. These mischaracterizations and disingenuous statements are indicative of the ethics and moral scruples the Laub-Sugishita team has exhibited throughout this process.

“Over the next several weeks, we will consider our options and update Atmel shareholders on our plans.”

While certification of the final results by IVS Associates, Inc., the independent inspectors of election, is expected to be announced within the next two weeks, it is anticipated that the results will confirm that the nominees were not successful in replacing any of the current Atmel Board.

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